   As filed with the Securities and Exchange Commission on December 31, 1997
                                                      Registration No. 333-4455
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                        POST-EFFECTIVE AMENDMENT NO. 2
                                  on Form S-1
                                      to
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                          --------------------------

                         HOMESTEAD VILLAGE INCORPORATED
             (Exact name of registrant as specified in its charter)

                          --------------------------

         Maryland                               7011                     74-2770966
(State or Other Jurisdiction of     (Primary Standard Industrial    (I.R.S. Employer
Incorporation or Organization)      Classification Code Number)     Identification Number)
                          --------------------------

                            2100 RiverEdge Parkway
                            Atlanta, Georgia 30328
                                (770) 303-2200
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                          --------------------------

                          Jeffrey A. Klopf, Secretary
                        Homestead Village Incorporated
                              125 Lincoln Avenue
                          Santa Fe, New Mexico 87501
                                (505) 982-9292
 (Name, address including zip code, and telephone number, including area code, of agent for service)
                          --------------------------

                                  Copies to:

                          Edward J. Schneidman, Esq.
                             Mayer, Brown & Platt
                           190 South LaSalle Street
                           Chicago, Illinois  60603
                                (312) 782-0600

================================================================================

     Homestead Village Incorporated, a Maryland corporation (the "Company"), hereby amends this Registration Statement for the purpose of withdrawing from registration hereunder 118,099 of its shares of Common Stock, par value $0.01 per share (the "Shares"). On October 29, 1997 at 5:00 p.m., New York time (the "Expiration Time"), the outstanding unexercised warrants to purchase Shares ("Warrants") expired pursuant to their terms. Therefore, the Company is, by this post-effective amendment, removing from registration the remaining 118,099 Shares underlying Warrants not exercised prior to the Expiration Time pursuant to this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Fe, State of New Mexico on December 31, 1997.

                                         HOMESTEAD VILLAGE INCORPORATED


                                         By: /s/ Jeffrey S. Klopf
                                             -----------------------------------
                                             Jeffrey A. Klopf
                                             Senior Vice President and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                                   Title                      Date
---------                                   -----                      ----
/s/ Michael D. Cryan           Co-Chairman, Chief Operating      December 31, 1997
---------------------------    Officer and Director
Michael D. Cryan

/s/ David C. Dressler, Jr.*    Co-Chairman, Chief Investment
---------------------------    Officer and Director
David C. Dressler, Jr.

/s/ Robert C. Aldworth         Senior Vice President and Chief   December 31, 1997
---------------------------    Financial Officer (Principal
Robert C. Aldworth             Financial Officer)

/s/ Robert C. Clark*           Vice President and Controller
---------------------------    (Principal Accounting Officer
Robert C. Clark

/s/ John P. Frazee, Jr.*       Director
---------------------------
John P. Frazee, Jr.

/s/ Manuel A. Garcia III       Director                          December 31, 1997
---------------------------
Manuel A. Garcia III

/s/ John C. Schweitzer         Director                          December 31, 1997
----------------------
John C. Schweitzer



*By: /s/ Jeffrey A. Klopf                                        December 31, 1997
     --------------------
     Jeffrey A. Klopf
     Attorney-in-fact

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